Exhibit 1.1
1,600,000 Shares of Common Stock

Sterling Construction Company, Inc.

UNDERWRITING AGREEMENT

December 18, 2007

D. A. DAVIDSON & CO.
8 Third Street North
The Davidson Building
Great Falls, Montana 59401

Ladies and Gentlemen:

Sterling Construction Company, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to D. A. Davidson & Co.  (the “Underwriter”), an aggregate of 1,600,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The 1,600,000 shares of Common Stock to be sold by the Company are called the “Firm Common Shares.”  In addition, the Company has granted to the Underwriter an option to purchase up to an additional 240,000  shares of Common Stock (the “Optional Common Shares”) as provided in Section 2 hereof.  The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares, are collectively called the “Common Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-147593), which contains a prospectus subject to completion used in connection with the public offering and sale of the Common Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (collectively, the “Rules and Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, is called the “Registration Statement;” provided, that in the event of any amendment thereto after the effective date thereof and before the Closing Date (as hereinafter defined), including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act, the term Registration Statement shall include such amendment (but only as of and from the effective date thereof).

The prospectus included in the Registration Statement at the time it was declared effective by the Commission is hereinafter called the “Base Prospectus,” except that if any prospectus differs from the prospectus on file at the time the Registration Statement was declared effective by the Commission, the term Prospectus shall refer to such differing prospectus as of and from the time such prospectus is filed with the Commission pursuant to Rule 424(b)(5), as of and from the time it is first provided to the Underwriter by the Company for such use.  The term “Preliminary Prospectus” as used herein means collectively, (i) each preliminary prospectus included in the Registration Statement before it became effective under the Act and contained in the Registration Statement and (ii) any preliminary prospectus supplement subject to completion that is filed with the Commission pursuant to Rule 424(b)(3).  The term “Sale Preliminary Prospectus” as used herein means the Preliminary Prospectus dated December 7, 2007.  References herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be.

“Issuer Free Writing Prospectus” as used herein means any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Common Shares identified on Annex I hereto.  “Disclosure Package” as used herein means the Sale Preliminary Prospectus, any Issuer Free Writing Prospectus, and the pricing terms set forth in Annex II to this Agreement.

For purposes of this Agreement, the term “Subsidiaries” refers to: (i) Road and Highway Builders, LLC (“RHB”);  (ii)  Road and Highway Builders Inc. (“RHBI”); (iii) Texas Sterling Construction Co. (“TSC”); and (iv) Oakhurst Management Corporation (“OMC”).  The term “Incorporated Documents” refers to those reports filed under the Exchange Act and incorporated by reference into the Prospectus or Preliminary Prospectus.

1.           Representations and Warranties.

A.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter as follows:

        (a)           The Registration Statement has been declared effective by the Commission under the Act.  The Company has complied with all requests of the Commission for additional or supplemental information.  If the Company has elected to rely upon Rule 430A under the Act, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A.  Copies of the Registration Statement, each Preliminary Prospectus, and the Prospectus, any amendments or supplements thereto, and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one executed copy of the Registration Statement and of each amendment thereto) have been delivered or made available to the Underwriter.

(b)           No order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued to the Company by the Commission nor has the Company received notice that any proceedings have been instituted or, to the Company’s knowledge, threatened for that purpose.

(c)           Each of the Sale Preliminary Prospectus and the Registration Statement conforms, and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform, in all respects to the requirements of the Act and the Rules and Regulations.  The Registration Statement, at the time it became effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, as of the applicable filing date, and the Sale Preliminary Prospectus,  and any amendment or supplement thereto, as of 5 p.m. Eastern Time on the date of this Agreement (the “Initial Sale Time”), do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Initial Sale Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus, the Sale Preliminary Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein as identified in Section 10 hereof.

(d)           At the time of the filing of the Registration Statement, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 under the Act.  Other than written communications approved in advance by the Underwriter or listed in Annex I hereto, the Company has not prepared or used a free writing prospectus, as such term is defined in Rule 405 of the Rules and Regulations (a “Free Writing Prospectus”), in connection with the offering and sale of the Common Shares.

(e)           There are no contracts, agreements or other documents of the Company or any Subsidiary that are required to be described in the Sale Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed as required by the Act and the Rules and Regulations.

(f)           There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Sale Preliminary Prospectus and the Prospectus which have not been described as required.

(g)           Each of : (I) the consolidated financial statements of the Company, (II) the Audited financial statements of RHB as of December 31, 2006 and 2005 and for the years then ended, (III) the unaudited condensed financial statements of RHB as of September 30, 2007 and for the three-month and nine-month periods ended September 30, 2007 and 2006; and (IV) the unaudited pro forma condensed combined balance sheet as of September 30, 2007 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and the nine months ended September 30, 2007 of the Company and RHB; together, in each case, with the notes thereto, filed as part of or incorporated by reference in the Registration Statement or included or incorporated by reference in the Sale Preliminary Prospectus or the Prospectus, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and fairly present, in all material respects, the financial position of the Company and RHB, as applicable, each of their Subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the related notes thereto).  No other financial statements or schedules are required to be filed as part of or incorporated by reference in the Registration Statement or included or incorporated by reference in the Sale Preliminary Prospectus or the Prospectus.  The financial information included in the Sale Preliminary Prospectus and Prospectus under the caption “Selected Historical Financial and Operating Data” presents fairly the information set forth therein at the dates and for the periods indicated.

(h)         Grant Thorton LLP, who has expressed its opinion with respect to certain of the financial statements and the related notes thereto incorporated in the Sale Preliminary Prospectus and the Prospectus, are, to our knowledge, independent registered public accountants with respect to the Company as required by the Act and the Rules and Regulations.

 (i)          McGladrey & Pullen LLP, who has expressed its opinion with respect to certain of the financial statements and the related notes thereto incorporated in the Sale Preliminary Prospectus and the Prospectus, are, to our knowledge, independent registered public accountants with respect to the RHB as required by the Act and the Rules and Regulations.

 (j)          The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k)          This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws and public policy relating thereto.

 (l)          The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby including, the issuance, sale and delivery of the Common Shares by the Company, will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with  notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, or (ii) violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, which breaches, violations, defaults or liens would have a material adverse effect upon the financial condition, earnings, operations, management, properties, business or Business Prospects (as defined below) of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”); or (iii) violate or conflict with any provision of the articles or certificate of incorporation or organization, charter, bylaws, operating agreement or other governing documents of the Company or any of its Subsidiaries.  No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body, or any arbitrator having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (i) such as have been made or obtained under the Act, (ii) as may be required under state securities or blue sky laws or (iii) such as may be required pursuant to the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  As used herein, “Business Prospects” refers to (a) projects included in the Company’s contract backlog as of the date hereof; and (b) projects for which the Company has submitted bids that are pending as of the date hereof.

(m)           The Common Shares have been duly authorized and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the issuance of the Common Shares is not subject to preemptive or other similar rights; and there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(n)           Other than as contemplated by this Agreement or described in each of the Sale Preliminary Prospectus and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(o)           The Common Stock is listed on The NASDAQ Global Select Market under the symbol “STRL.”

(p)           There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Common Shares.

(q)           The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, and is qualified to do business and is in good standing in Texas and in each other jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect.  Each Subsidiary has been duly incorporated or organized and is in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect.  The Company and its Subsidiaries have all requisite power and authority to own their respective properties and to conduct their respective businesses as currently being carried on and as described in the Prospectus. RHBI is an inactive Nevada corporation with assets of approximately $2,600 and no liabilities.

 (r)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Sale Preliminary Prospectus and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Incorporated Documents or upon exercise of outstanding options pursuant to stock option plans or upon exercise of warrants described in the Sale Preliminary Prospectus and the Prospectus).  The Common Stock conforms in all material respects to the description thereof incorporated by reference into each of the Sale Preliminary Prospectus and the Prospectus.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Sale Preliminary Prospectus and the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Incorporated Documents accurately and fairly summarize, in all material respects, such plans, arrangements, options and rights.

(s)           Other than RHB, RHBI, TSC and OMC, the Company does not own or control, directly or indirectly, any corporation, limited liability company, or other entity.

 (t)          All the outstanding shares of capital stock and member’s interests of each Subsidiary have been duly and validly authorized and issued and as to those Subsidiaries which are corporations are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and all outstanding shares of capital stock and member’s interests of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any security interests, claims, liens or encumbrances, except for such security interests, claims, liens and encumbrances arising under that certain Credit Agreement, dated as of October 31, 2007, among the Company, TSC, OMC and Comerica Bank and the other lenders from time to time party thereto, and Comerica Bank as administrative agent for the lenders (including the security documents related thereto) and except that the Company owns only a 91.67% member’s interest in RHB.

(u)           Except for restrictions imposed by (i) applicable loan or credit facilities, (ii) any bonding facility or (iii) applicable law, no Subsidiary is currently restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or member’s interests, or from repaying any loans or advances made by the Company to such Subsidiary, and no Subsidiary is restricted from transferring any of its property or assets to the Company.

(v)           Neither the Company nor any Subsidiary is (i) in violation of its articles or certificate of incorporation or organization, charter, bylaws, operating agreement or other governing documents, (ii) in violation of any judgment, decree, order, statue, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except for violations that, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) in violation, breach or default of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any such Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any such Subsidiary is subject, where any such violation, breach or default would have, individually or in the aggregate, a Material Adverse Effect.

(w)          The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all items of personal property, described as being owned by them in each of the Sale Preliminary Prospectus and the Prospectus that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as (i) do not materially interfere with the current or reasonably anticipated use of such properties; (ii) described in each of the Sale Preliminary Prospectus and the Prospectus or the documents incorporated by reference (including pursuant to any credit or bonding facility, or document entered into in connection therewith); or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real and personal property held under leases by the Company and its Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not materially interfere with the use of such properties by the Company and its Subsidiaries.

(x)           Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in each of the Sale Preliminary Prospectus and the Prospectus.  None of the Company or its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

(y)           Except to the extent that the Company is self-insured as described in each of the Sale Preliminary Prospectus and the Prospectus, the Company and its Subsidiaries have insurance coverage in such amounts and with such deductibles and covering such risks that the Company deems to be adequate to protect the Company and its Subsidiaries and their respective businesses and as are customary for their respective businesses including, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors’ and officers’ liability.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied during the last five years.  There are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Company and its Subsidiaries have in effect performance and payment bonds that the Company deems to be adequate for the conduct of their respective businesses as currently conducted, and neither the Company nor any of its Subsidiaries has knowledge that it will not be able to renew its existing performance and payment bonds or obtain new bonds as may be necessary to continue its business.

(z)           The Company and its Subsidiaries have filed all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax (collectively “Tax” or “Taxes”) returns, declarations, reports, claims for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (collectively, “Tax Returns”) that are required to be filed and have paid or made provision for the payment of all Taxes required to be paid by any of them (whether or not shown on any Tax Return) and, if due and payable, any related assessment, fine,  penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person other than those that, if not paid would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has made adequate charges, accruals and reserves in the financial statements referred to in Section 1(g) above in respect of all Taxes for all periods as to which the Tax liability or obligation of the Company or any of its Subsidiaries has not been finally determined.  The Company has no knowledge of any Tax deficiency asserted or threatened against the Company that would reasonably be expected to have a Material Adverse Effect.

(aa)         The Company and each of its Subsidiaries have all consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits issued by the appropriate public, regulatory or governmental agencies and bodies, material to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as described in each of the Sale Preliminary Prospectus and the Prospectus.  The conduct of the business of the Company and each of the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb)        Since the date as of which information was given in the Sale Preliminary Prospectus through the date hereof, and except as otherwise disclosed in the Prospectus, (i) there has been no change or development that could reasonably be expected to have a Material Adverse Effect (a “Material Adverse Change”); (ii) there have been no transactions entered into by the Company or its Subsidiaries which would materially affect the Company or its Subsidiaries, taken as a whole; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on its equity securities; (iv) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent; and (v) there has not been (A) any issuance of warrants, convertible securities or other rights to purchase equity securities of the Company or the capital stock or membership or other equity interests of any Subsidiary, or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company or any Subsidiary, other than borrowings after such dates under the credit facilities described in each of the Sale Preliminary Prospectus and the Prospectus; except, in the case of each of clauses (ii) and (iv), pursuant to contracts related to construction projects awarded to the Company in the ordinary course of business.  Neither the Company nor any of its Subsidiaries has any contingent liabilities which are not disclosed in each of the Sale Preliminary Prospectus and the Prospectus that are material to the Company and its Subsidiaries, taken as a whole.

(cc)         There is not pending or, to the knowledge of the Company, threatened or contemplated, any investigation, action, suit or proceeding to which the Company or any Subsidiary is a party or to which any of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, the disposition of which, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect, or (ii) materially and adversely affect the Company’s performance under this Agreement or the consummation of any of the transactions contemplated hereby; and there are no current or pending actions, suits or proceedings that are required under the Securities Act to be described in the Sale Preliminary Prospectus and in the Prospectus that are not so described.

(dd)        The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  None of the Company or any Subsidiary is or, after receipt of payment for the Common Shares will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(ee)         Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Common Shares.  The Company acknowledges that the Underwriter may engage in passive market making transactions in the Common Stock on The NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act.

(ff)          Each of the Company and its Subsidiaries, and each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company and its Subsidiaries or their “ERISA Affiliates” (as defined below) have any liability (each, a “Plan”), are in compliance in all material respects with all applicable statutes, rules and regulations, including ERISA and the Code.  “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.  With respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (d) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under (i) Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA), or (ii) Sections 412 or 4971 of the Code.  Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred or is expected to occur, whether by action or by failure to act, which would cause the loss of such qualification.

(gg)        No hazardous substances, hazardous wastes, pollutants or contaminants (i) have been released, deposited or disposed of in, on or under any properties during the period in which the Company or any Subsidiary has owned, leased, managed, controlled or operated such properties; or (ii) have been released, deposited or disposed of by or on behalf of the Company in, on or under any such properties, in the case of each of clauses (i) and (ii) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any release, violation or remedial action (other than remedial actions of the type routinely carried out at facilities of like character to those operated by the Company and its Subsidiaries) which would not have, or would not be reasonably expected to have, individually or in the aggregate with all such releases, violations or remedial actions, a Material Adverse Effect.

(hh)        No labor disturbance by the employees of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect exists or, to the knowledge of the Company, is contemplated or threatened.

(ii)           The Company has obtained for the benefit of the Underwriter the agreement (a “Lock-Up Agreement”), in the form requested by the Underwriter, of those individuals set forth on Annex III hereto.

(jj)           The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 (e) under the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, and its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in providing reasonable assurance that material information relating to the Company and its Subsidiaries is made known to such persons, including during the period when the Company prepares its periodic reports to be filed with or furnished to the Commission.  The Company does not have knowledge of (a) any material weaknesses in its internal controls over financial reporting or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(kk)         All statistical or market-related data included in the Sale Preliminary Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ll)           To the Company’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater securityholders that are required to be described in the Sale Preliminary Prospectus and the Prospectus and that are not so described as required.

(mm)       Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.           Purchase, Sale and Delivery of Common Stock.

    (a)       On the basis of the representations, warranties and agreements herein contained, and on the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the Underwriter an aggregate of 1,600,000 Common Shares. The Underwriter agrees to purchase from the Company the Firm Common Shares.  The purchase price per share of Common Stock to be paid by the Underwriter to the Company shall be $19.00.

(b)      Delivery of the Firm Shares to be purchased by the Underwriter against payment therefor shall be made as provided in Sections 2(d) and 2(e) below at 7:00 a.m. Pacific time on December 24, 2007 or at such other time and date not later than December 31, 2007 as the Underwriter shall designate by notice to the Company, such time and date of payment and delivery being herein called the “Closing Date.”

(c)       In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company grants an option to the Underwriter to purchase the Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Common Shares.  The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time or from time to time upon notice by the Underwriter to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Optional Common Shares, if subsequent to the Closing Date, is referred to herein as the “Option Closing Date” and shall be determined by the Underwriter and shall not be earlier than one nor later than five full business days after delivery of such notice of exercise. The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)       Payment for the Common Shares shall be made at the Closing Date (and, if applicable, at the Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(e)       The Company shall deliver, or cause to be delivered, a credit representing the Firm Common Shares to an account or accounts at DTC, as designated by the Underwriter at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, a credit representing the Optional Common Shares that the Underwriter has agreed to purchase at the Closing Date (or the Option Closing Date, as the case may be), to an account or accounts at DTC as designated by the Underwriter, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter hereunder.

(f)       Not later than 12:00 noon on the second business day following the date the shares of Common Stock are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall reasonably request.

3.          Offering by the Underwriter.

The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the Sale Preliminary Prospectus and the Prospectus, the Firm Common Shares (and Optional Common Shares, as the case may be) as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

4.           Covenants.

A.           Covenants of the Company.

The Company covenants and agrees with the Underwriter as follows:

(a)           The Company will notify the Underwriter promptly (i) of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective; (ii) any supplement to the Prospectus or the Sale Preliminary Prospectus has been filed; (iii) of the receipt of any comments from the Commission; and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or the Sale Preliminary Prospectus or additional information relating thereto.  If the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A, if applicable.  If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b).  The Company will not file any amendment or supplement to the Registration Statement, Prospectus or the Sale Preliminary Prospectus which is not in compliance with Sections 424(b), 430A or 434 of the Act or to which the Underwriter shall reasonably object by notice to the Company after having been furnished a copy thereof a reasonable time prior to the filing.

(b)           The Company will advise the Underwriter, promptly after the Company receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction or quoted for trading on The NASDAQ Global Select Market, or of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose; and the Company will use its best efforts to prevent the issuance of any stop order or suspension or to obtain its withdrawal if such a stop order or suspension should be issued.

(c)       During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or a dealer (the “Distribution Period”), the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in effect, so far as necessary to permit the sale and distribution of the Common Shares by the Underwriter as contemplated by the provisions hereof and the Prospectus.  If, during the Distribution Period the Sale Preliminary Prospectus is being used to solicit offers to purchase Common Shares at a time when the Prospectus is not yet available and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Sale Preliminary Prospectus in writing in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Sale Preliminary Prospectus to comply with applicable law, the Company shall promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Sale Preliminary Prospectus so that the statements in the Sale Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when the Sale Preliminary Prospectus is delivered to a prospective purchaser, be misleading or so that the Sale Preliminary Prospectus, as amended or supplemented, will comply with applicable law.  If during the Distribution Period any event occurs, or fails to occur, as a result of which, in the judgment of the Company or in the opinion of the Underwriter, (i) the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or (ii) it becomes necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, then the Company will promptly notify the Underwriter and will prepare and file with the Commission, and furnish at its own expense to the Underwriter, an amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act.

(d)          The Company shall cooperate with the Underwriter and its counsel in endeavoring to qualify the Common Shares for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to service of general process, to qualification to do business as a foreign entity, to registration as a securities dealer or to taxation as a foreign corporation.  In each jurisdiction in which the Common Shares have been so qualified, the Company will file such statements and reports as may be required to be filed by it by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of such securities.

(e)           During the Distribution Period, the Company shall furnish to the Underwriter copies of (i) the Registration Statement as originally filed (including all exhibits filed therewith), each amendment thereto (without exhibits) and (ii) each of the Preliminary Prospectuses, the Prospectus and all amendments and supplements thereto, in each case as soon as available and, with respect to the documents in clause (ii), in such quantities as the Underwriter may from time to time reasonably request.

(f)           For a period of two years commencing with the date hereof, the Company will furnish to the Underwriter copies of all documents, reports and other information furnished by the Company to the holders of its Common Stock generally except, in each case, if available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(g)           The Company shall make generally available to holders of the Common Stock as soon as practicable, but in any event not later than 18 months after the “effective date of the Registration Statement” (as defined in Rule 158(c)) of the Rules and Regulations), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h)           The Company shall apply the net proceeds received by it from the sale of the Common Shares for the purposes set forth in the Prospectus under the caption “Use of Proceeds,” including the repayment of all indebtedness under the credit facility described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Sources of Capital – Revolving Credit Facility”.

(i)            The Company shall not take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

(j)            For so long as the shares of Common Stock sold in the offering contemplated by this Agreement are listed on The NASDAQ Global Select Market or a comparable securities exchange or market, the Company shall engage and maintain a registrar and transfer agent for the Common Stock.

(k)           The Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act during the Distribution Period.

(l)            For a period of 90 days after the date of the Prospectus (the “Lock-Up Period”) the Company shall not, without the prior written consent of the Underwriter, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or enter into a transaction that would have the same effect; or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise; (2) publicly disclose the intention to make any such offer, sale, hypothecation, pledge, grant or disposition, or to enter into any such transaction, swap, hedge or other arrangement; or (3) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock; provided, however, that the foregoing restrictions do not apply to (i) the registration of the Common Shares and the sales thereof to the Underwriter pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Prospectus and the Incorporated Documents, and (iii) the grant of employee stock options not exercisable during the Lock-Up Period pursuant to plans described in the Incorporated Documents; provided, further, that, if (x) within 15 days of the expiration of the Lock-Up Period, the Company issues an earnings release or discloses material news, or a material event relating to the Company occurs, or (y) before the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period beginning on the last day of the Lock-Up Period, then in any such case the restrictions imposed by this Section 4A(l) shall continue to apply until the expiration of the 15-day period beginning on the issuance of the earnings release, the disclosure of the material news or the occurrence of the material event; provided, moreover, that the foregoing clause shall not apply if the Company delivers to the Underwriter, not sooner than 18 nor later than 16 days before the last day of the Lock-Up Period, a certificate, signed by the chief financial officer or chief executive officer of the Company, certifying on behalf of the Company that the shares of Common Stock are not an “actively traded securities,” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act.

(m)          The Company shall not, without the prior written consent of the Underwriter, prepare or use a Free Writing Prospectus in connection with the offering and sale of the Common Shares or take any actions that would require the Company or the Underwriter to file a Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations.  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, or retention where required, and legending.  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein as identified in Section 10 hereof.

B.           Covenant of the Underwriter.  The Underwriter agrees that, without the prior written consent of the Company, it will not make any offer relating to the Common Shares that would constitute a Free Writing Prospectus required to be filed by the Company or the Underwriter with the Commission or retained by the Company under Rule 433 of the Act.  The Company and the Underwriter each represent and agree that any such Free Writing Prospectus, the use of which has been consented to by the Company and the Underwriter, is listed on Annex I.

5.           Costs and Expenses.

(a)            If the sale of Firm Common Shares is consummated, then D.A. Davidson & Co. shall be entitled to receive from the Company a non-accountable expense allowance of one hundred thousand dollars ($100,000).

(b)           Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Common Shares; (ii) all expenses and fees (including fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees and expenses of the Underwriter’s counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, and the Prospectus; (iii) all filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Common Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriter shall designate; (iv) the fees and expenses of the transfer agent and registrar; (v) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, any required review by the FINRA of the terms of the sale of the Common Shares; and (vi) fees incurred to quote the Common Shares for trading on The NASDAQ Global Select Market.  Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid (i) any fees and expenses of counsel for the Company and (ii) all expenses and taxes incident to the sale and delivery of the Common Shares by the Company.

(c)           Except as provided in this Section 5, Section 7, and Section 9(b), the Underwriter will pay all of its own costs and expenses, including, without limitation, transfer taxes on the resale of any shares of Common Stock by the Underwriter and any advertising expenses incurred in connection with any offers that they may make.

(d)           If the sale of the Common Stock provided for herein is not consummated for any reason, then the Company shall either (i) reimburse the Underwriter for all out-of-pocket disbursements (including, without limitation, reasonable fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Common Stock or in contemplation of performing its obligations hereunder, or (ii) pay the Underwriter the non-accountable expense allowance of one hundred thousand dollars ($100,000), whichever is less.

6.           Conditions of Underwriter’s Obligations.

The obligations of the Underwriter to purchase and pay for the Firm Common Shares as provided herein on the Closing Date and, with respect to the Optional Common Shares, the Option Closing Date, are subject to the accuracy of the Company’s representations and warranties set forth in Section 1 hereof, as of the date hereof and at the Closing Date (as if made at the Closing Date) and, with respect to the Optional Common Shares, as of the Option Closing Date (as if made at the Option Closing Date), to the timely performance by the Company of its covenants and other obligations hereunder, and to the following additional conditions:

(a)           The Registration Statement shall have become effective prior to the execution of this Agreement or at such later time and date as the Underwriter shall have approved in writing, and all filings required by Rules 424 and 430A of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company or the Underwriter, threatened; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)           Between the date hereof and the Closing Date (or the Option Closing Date, as the case may be), no Material Adverse Change shall have occurred or become known to the Company that, in the Underwriter’s judgment, makes it impracticable or inadvisable to proceed with the public offering of the Common Shares as contemplated by the Prospectus.
(c)           The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, (i) an opinion of Andrews Kurth LLP, counsel for the Company, substantially in the form of Exhibit A attached hereto,  (ii) an opinion of Roger M. Barzun, the Company’s General Counsel, substantially in the form of Exhibit B attached hereto, and (iii) an opinion of Brownstein Hyatt Farber Schreck, P.C., special Nevada counsel for RHB and RHBI, substantially in the form of Exhibit C attached hereto,   each of which opinions shall be dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriter.

(d)           The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion from Stoel Rives LLP, counsel for the Underwriter, dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriter, as to such matters as the Underwriter may reasonably request.

(e)           The Underwriter shall have received, on (i) the date hereof, (ii) the Closing Date and (iii) the Option Closing Date, as the case may be, a letter from each of: (I) Grant Thornton LLP, independent certified public accountants and (II) McGladrey & Pullen LLP, independent certified public accountants, each dated no more than one business day prior to the date hereof and three business days prior to the Closing Date and the Option Closing Date, as the case may be, and each addressed to the Underwriter, in the form previously agreed with the Underwriter.

(f)            The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that:

(i)           the representations and warranties of the Company set forth in Section 1(A) of this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be; and

(ii)           for the period from and after the date hereof and prior to the Closing Date, there has not occurred any Material Adverse Change.

(g)           The Company has taken all actions necessary to effect the listing of the Common Shares to be sold hereunder on The NASDAQ Global Select Market.

(h)           The Underwriter and counsel for the Underwriter shall have received, on or before each of the Closing Date and the Option Closing Date, as the case may be, such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements, herein contained.

 (i)           On or prior to the date hereof, the stockholders of the Company set forth on Annex III shall have furnished to the Underwriter lock-up agreements in a form acceptable to the Underwriter, and each such agreement shall be in full force and effect on each of the Closing Date and the Option Closing Date.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Common Shares, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

All opinions, certificates, letters and other documents delivered pursuant to this Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the reasonable judgment of the Underwriter.

7.           Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Act, harmless against any losses, claims, damages, liabilities or expenses (“Losses”), to which the Underwriter may become subject under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 10 hereof; provided, further, that with respect to any untrue statement in or omission from  a Preliminary Prospectus, the foregoing indemnity shall not inure to the benefit of the Underwriter to the extent that the sale to the person asserting any such Loss was an initial resale by the Underwriter and (i) the untrue statement in or omission from such Preliminary Prospectus was corrected in either a subsequent Preliminary Prospectus or the Prospectus (referred to as a “Correcting Prospectus”) and (ii) a copy of the Correcting Prospectus was not delivered by or on behalf of the Underwriter to such person unless, (x) such failure by the Underwriter to deliver the Correcting Prospectus was a result of non-compliance by the Company with the provisions of Section 4(A) hereof or (y) the Underwriter had entered into a contract of sale with such person for Common Shares prior to the time the Correcting Prospectus was delivered by the Company to the Underwriter.

(b)          The Underwriter agrees to indemnify and hold the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act, harmless from and against any Losses to which any such person may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, Preliminary Prospectus, the Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter, specifically for use in the preparation thereof, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the information described as such in Section 10 hereof.

(c)         Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party (i) unless and to the extent the failure results in the forfeiture by the indemnifying party of substantial rights and defenses, (ii) for contribution or (iii) otherwise than under this Section 7.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

After notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)         The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Losses by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall  not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (x) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold an indemnified party harmless under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Common Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriter shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the first paragraph of this subsection (e).  The amount paid by an indemnified party as a result of the Losses referred to in the first paragraph of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Common Shares purchased by the Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)          The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, including liability for Losses incurred by the Underwriter, its officers and employees that arise out of or are based in whole or in part upon  (i) any inaccuracy in the representations and warranties of the Company contained herein or (ii) the failure of the Company to perform its obligations hereunder or under law and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act.  The obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(h)        Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred, but in all cases, no later than thirty (30) days after receipt of an invoice by the indemnifying party.

(i)          The parties to this Agreement hereby acknowledge that they are sophisticated business persons and were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in the light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

8.           Representations and Agreements to Survive Delivery.

All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Company and the Underwriter contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, the Company or any of its officers, directors or controlling persons and shall survive delivery of, and payment for, the Common Shares to and by the Underwriter hereunder and any termination of this Agreement.  A successor to the Underwriter, or to the Company, its directors or officers, or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 7.

9.           Termination.

(a)       The Underwriter shall have the right to terminate this Agreement, by notice as hereinafter specified, at any time at or prior to the Closing Date or, in the case of the Optional Common Shares, prior to the Option Closing Date (i) there shall have occurred a Material Adverse Change (regardless of whether any loss associated with such Material Adverse Change shall have been insured) or development involving a prospective Material Adverse Change that, in the judgment of the Underwriter, makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Common Shares; (ii) if there has occurred an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any insurrection or armed conflict involving the United States, or any other calamity or crisis, or material adverse change or development in political, financial or economic conditions having an effect on the U.S. financial markets that, in the judgment of the Underwriter, makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Common Shares; or (iii) if trading in the Common Stock has been suspended or limited by the Commission or The NASDAQ Global Select Market, or if trading in securities generally on either the New York Stock Exchange or The NASDAQ Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by The NASDAQ Global Select Market or by order of the Commission or any other governmental authority, or the FINRA, or; (iv) if a general banking moratorium has been declared by federal, Delaware, or New York authorities.

(b)       If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of (i) the Company to the Underwriter, except as provided in Section 5 hereof; (ii) the Underwriter to the Company ,or (iii) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

10.           Information Furnished by Underwriter.

The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption “Underwriting” in the Prospectus; and the Underwriter confirms that such statements are correct.

11.           Notices.

Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed or delivered:

If to the Underwriter:

D.A. Davidson & Co.
8 Third Street North
Great Falls, Montana 54901
Attention: Syndicate Department

with a copy to:

Stoel Rives LLP
600 University Street, Suite 3600
Seattle, Washington 98101
Attention: Christopher J. Voss

If to the Company:

Sterling Construction Company, Inc.
20810 Fernbush Lane
Houston, Texas 77073
Attention: Chief Executive Officer

with a copy to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention: Geoffery K. Walker

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7.  Nothing in this Agreement is intended or shall be construed to give to any other person any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Common Shares from the Underwriter.

13.           Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

14.           Severability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes as are necessary to make it valid and enforceable.

        15.           General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  Nothing herein contained shall constitute the Underwriter an unincorporated association or partner with the Company.  The Company acknowledges and agrees that the Underwriter in providing investment banking services to the Company in connection with the offering, including acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend the Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty in connection with the transactions contemplated hereby.

16.           Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Please sign and return to the Company this letter whereupon this letter will become a binding agreement in accordance with its terms.

Very Truly Yours,

STERLING CONSTRUCTION COMPANY, INC.

		By:	/s/ Patrick T. Manning
Name: Patrick T. Manning
Title: Chairman of the Board

Accepted as of the date hereof.

D.A. DAVIDSON & CO.

By:	/s/ Monte Giese
Name: Monte Giese
Title: Managing Director

ANNEX I

Issuer Free Writing Prospectuses

None.

ANNEX II

Pricing Terms

Price per share to the public: $20.00.

Offering Proceeds to the Company, before expenses: $32,000,000

Closing Date:                                December 24, 2007

ANNEX  III

Shareholders and Option Holders Subject to Lock Up Agreements

John D. Abernathy
Robert W. Frickel
Donald P. Fusilli, Jr.
Joseph P. Harper, Sr.
Maarten D. Hemsley
Patrick T. Manning
Christopher H. B. Mills
Milton L. Scott
David R. A. Steadman
James H. Allen, Jr.
Roger M. Barzun

Exhibit A

Form of Opinion of
Andrews Kurth LLP

1.           The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver the Underwriting Agreement and to issue, sell and deliver the Securities as contemplated in the Underwriting Agreement.  The Company is duly qualified to transact business and is in good standing in the State of Texas.

2.           Each Subsidiary is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.  TSC is duly qualified to transact business and is in good standing in the State of Texas.

3.           The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

4.           The issuance and sale of the Securities have been duly authorized, and the Securities, when issued and delivered against payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

5.           The Securities are not entitled to any preemptive rights, rights of first refusal or other similar rights to subscribe for or to purchase Common Stock of the Company under the Company Certificate of Incorporation or Company Bylaws, the General Corporation Law of the State of Delaware (the “DGCL”) or any Applicable Agreement.

6.           The Company has 14,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share authorized.  All of the shares of capital stock of the Company that were both issued from and after June 27, 1995 and are currently outstanding have been duly authorized and validly issued and are fully paid and nonassessable.

7.           The holders of outstanding shares of Common Stock are not entitled to any preemptive rights, rights of first refusal or other similar rights to subscribe for or to purchase Common Stock of the Company under the Company Certificate of Incorporation or Company Bylaws, the DGCL or any Applicable Agreement, except for those Applicable Agreements set forth as Exhibit 10.44 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-129780).

8.           The Common Stock, including the Securities, conforms to the description of the common stock contained in the Company’s registration statement on Form 8A, filed on January 11, 2006, including any amendment or report updating the description.

9.           All of the shares of capital stock of OMC and TSC that are issued and outstanding have been duly authorized and validly issued and are fully paid and nonassessable and, except as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus, are owned directly or indirectly by the Company.

10.           Each of the Registration Statement, the Disclosure Package and the Prospectus (other than the financial statements, the notes and schedules thereto, and the other financial, statistical or accounting data (including pro forma financial information) included therein or excluded therefrom or in or from the exhibits to the Registration Statement, as to which we express no opinion) as of the respective effective or issue dates thereof, in each case, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, except that in each case, we express no opinion as to Regulation S-T. Each of the Incorporated Documents (other than the financial statements, the notes and schedules thereto, and the other financial, statistical or accounting data included or incorporated therein or excluded therefrom or in or from the exhibits to the Incorporated Documents, as to which we express no opinion) as of the respective issue dates thereof, in each case, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the General Rules and Regulations under the Exchange Act, except that in each case, we express no opinion as to Regulation S-T. We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, except and to the extent set forth in paragraph 8 above and paragraph 14 below with respect to those statements made under the captions referred to in such paragraphs.

11.           No Governmental Approval, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, (a) the execution and delivery by the Company of the Underwriting Agreement or (b) the issuance and sale of the Securities pursuant to the Underwriting Agreement.  As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America or (iii) the DGCL.

12.           The execution and delivery and performance of the Underwriting Agreement by the Company (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion is rendered) and the issuance and sale of the Securities by the Company do not and will not (a) constitute a violation of the Company Certificate of Incorporation or Company Bylaws, (b) result in any breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any Applicable Agreement or (c) constitute a violation of (i) any applicable law or (ii)  any administrative or court order to which the Company or any Subsidiary is bound and that is known to us.

13.           The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

14.           The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Business—Government and Environmental Regulations,” “Shares Eligible for Future Sale,” under the heading “Item 15—Indemnification of Directors and Officers” of the Registration Statement and under the headings “Employment Agreements of Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control” in Item 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, insofar as such statements constitute summaries of legal documents or legal matters, fairly summarize such legal documents and legal matters in all material respects in accordance with the requirements applicable to the Registration Statement, the Disclosure Package, the Prospectus and Form 10-K, as applicable, subject to the qualifications and assumptions stated therein.

In addition, we have participated in conferences with officers and other representatives of the Company, the independent registered public accounting firm for the Company, the independent auditor of the financial statements of Road and Highway Builders, LLC, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 8 and 14 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Company and Road and Highway Builders, LLC), no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) as of the Initial Sale Time (as defined in the Underwriting Agreement) (which you have informed us is a time prior to the time of the first sale of the Securities by the Underwriter), the Disclosure Package contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data (including pro forma financial information) included in the Registration Statement, the Disclosure Package or the Prospectus or excluded therefrom, (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement and (iv) the exclusion from the Disclosure Package of any pricing information (and directly related disclosure) included in the Prospectus.

We hereby confirm to you that, without having made any investigation or inquiry, attorneys working on matters related to the sale of the Securities do not have actual knowledge that (a) there are any actions or proceedings against the Company or any Subsidiary, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which (i) seek to affect the enforceability of the Underwriting Agreement or (ii) are required to be described in the Disclosure Package and the Prospectus, and are not so described or (b) the shares of common stock of each Subsidiary are not owned by the Company or another Subsidiary, as applicable, free and clear of any security interest, mortgage, pledge, lien, encumbrance or pending or threatened claim, except as otherwise described in the Registration Statement, Disclosure Package and Prospectus and except for those arising under that certain Credit Agreement, dated as of October 31, 2007, among the Company, TSC, OMC and Comercia Bank and the other lenders from time to time party thereto, and Comerica Bank as administrative agent to the lenders (including the security and other documents relating thereto) as amended or modified and in effect from time to time.

Furthermore, we advise you that we have been orally advised by the SEC that (a) the Registration Statement was declared effective under the Securities Act on December 18, 2007 and (b) no stop order suspending the effectiveness of the Registration Statement has been issued.  To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.  Furthermore, the Prospectus was filed with the Commission pursuant to Rule 424 under the Act on December 19, 2007.  We have been advised in writing by The NASDAQ Global Select Market that it has no comment on the Company’s listing application.

Exhibit B

Form of Opinion of
Roger M. Barzun

1.           To my knowledge, there are no —

(a)           Transactions between the Company and its directors, executive officers, principal stockholders, or any member of the immediate family of any of the foregoing;

(b)           Business relationships between the Company and any director or nominee for director;

(c)           Off-balance sheet transactions; or

(d)           Contracts, licenses, agreements, leases or documents,

in each case of a character or materiality that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been so described or filed.

2.           To my knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its subsidiaries or any of their directors or officers is or would be a party, or to which any of their properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that are required to be described in the Registration Statement or the Prospectus, but are not so described.

3.           Except for such rights as have been complied with or waived, I have no knowledge of any person having the right to cause the Company to include in the offering contemplated by the Prospectus any shares of Common Stock or other securities of the Company.

4.           The statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 under the headings listed below, insofar as such statements constitute summaries of legal documents or legal matters, fairly summarize such legal documents and legal matters in all material respects in accordance with the requirements applicable to Form 10-K, subject, however, to the qualifications and assumptions included in such statements.

1.

Heading	Location in the Form 10-K
Recent Sales of Unregistered Securities	Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Section 16(a) Beneficial Ownership Reporting Compliance Code of Ethics The Audit Committee	Item 10. Directors and Executive Officers of the Registrant
Compensation Discussion and Analysis — Employment Agreements Employment Agreements of Named Executive Officers Potential Payments Upon Termination or Change-in-Control	Item 11. Executive Compensation

I have participated in certain conferences with officers and other representatives of the Company, the Company's independent registered public accounting firm, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although I have not independently verified and am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, on the basis of the foregoing (relying with respect to factual matters to the extent I deem appropriate upon statements by officers and other representatives of the Company) no facts have come to my attention that have led me to believe that —

(a)           The Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)           The Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)           As of the Initial Sale Time, which you have informed me is a time prior to the time of the first sale of the Securities by the Underwriter, the Disclosure Package contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that I express no statement or belief with respect to —

(i)           The financial statements and related schedules, including the notes and schedules thereto or the auditor’s report thereon;

(ii)           Any other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or excluded therefrom;

(iii)           Representations and warranties and other statements of fact included in the exhibits to the Registration Statement; or

(iv)           The exclusion from the Disclosure Package of any pricing information (and directly related disclosure) included in the Prospectus.

Exhibit C

Form of Opinion of
Brownstein Hyatt Farber Schreck, P.C.

1.           RHB LLC is validly existing as a limited liability company and in good standing under the laws of the State of Nevada, with the limited liability company power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

2.           RHB Inc. is validly existing as a corporation and in good standing under the laws of the State of Nevada, with the corporate power and authority to own and lease its properties and conduct its business as described in the Registration Statement and Prospectus.

3.           All of the member’s interests of RHB LLC have been duly authorized and validly issued.  Sterling is the owner of a 91.67% member’s interest in RHB LLC; Richard Buenting, an individual, is the owner of a 8.33% member’s interest in RHB LLC.  To our knowledge (without investigation or inquiry), such member’s interests are owned by the members of RHB LLC free and clear of any security interest, mortgage, pledge, lien or encumbrance except as described in the Registration Statement, the Disclosure Package, the Prospectus and the Incorporated Documents and except as may have been granted pursuant to that certain Credit Agreement, dated as of October 31, 2007, by and among Sterling, Texas Sterling Construction Co., and Oakhurst Management Corporation, as Original Borrowers, the Lenders party thereto, and Comerica Bank, as Administrative Agent for the Lenders.

4.           Except as described in the Registration Statement and the Prospectus, and except as set forth in the Amended and Restated Operating Agreement of RHB LLC (in particular, in Article VIII thereof), no person is entitled to any preemptive rights, rights of first refusal or other similar rights, options or warrants to subscribe for or purchase any member’s interest in RHB LLC or any capital stock of RHB Inc. pursuant to the Governing Documents or under the NRS.

5.           The execution and delivery by Sterling of, and the performance by Sterling of its obligations under, the Underwriting Agreement (other than performance by Sterling of its obligations under the indemnification and contribution sections of the Underwriting Agreement, as to which we express no opinion), do not violate (a) the Governing Documents, (b) any Applicable Nevada Law or (c) any Applicable Nevada Order.